Exhibit 99.2

Transphorm to Host Business Update Call on May 18

GOLETA, Calif.— May 13, 2021—Transphorm, Inc. (“Transphorm” or the “Company”) (OTCQB: TGAN)— a pioneer in and global supplier of high reliability, high performance gallium nitride (GaN) power conversion products, today announced the Company will host a business update call on Tuesday, May 18, 2021 at 11:30 a.m. Pacific Time to discuss its continued progress during the three months ended March 31, 2021 as well as recent milestones achieved and traction in its target end markets. The conference call will be webcast live over the Internet and can be accessed by all interested parties in the Investor Relations section of Transphorm’s' website at www.transphormusa.com.

Date: Tuesday, May 18, 2021
Time: 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time)
Conference Dial-in Number: 1-833-529-0218
International Dial-in Number: +1-236-389-2146
Conference ID: 2570868

For those unable to attend the live webcast, a replay and any supporting presentation materials will be available on the day of the conference call and for approximately 90 days in the Investor Relations section of the Company’s website. Additionally, a telephone replay of the conference call will be available approximately two hours after the conclusion of the call and through May 25, 2021. The telephone replay can be accessed by dialing +1-416-621-4642 and entering the conference ID 2570868.

About Transphorm, Inc.
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm.

Investor Contacts:
Shelton Group
Brett Perry | Leanne Sievers
1-214-272-0070 | 1-949-224-3874
sheltonir@sheltongroup.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com